Exhibit 24.01

                        POWER OF ATTORNEY
                               AND
                             CONSENT

KNOW ALL MEN BY THESE PRESENTS, that, as of the 5th day of December, 1997, the undersigned each constitutes and appoints Roger W. Hale and John R. McCall, and each of them, individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the establishment of the LG&E Energy Corp. Common Stock Fund in connection with the merger of the Louisville Gas and Electric Company Employees' Stock Ownership Plan and Trust into the LG&E Energy Corp. and Louisville Gas and Electric Company 401(k) Savings Plan and the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company Who Are Represented by Local 2100 of IBEW and all amendments or appendices thereto (including post-effective amendments), and file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and such officers of LG&E Energy Corp., with the assistance of its accountants and counsel, are further hereby authorized and directed to prepare, execute and file with the Securities and Exchange Commission on behalf of LG&E Energy Corp. such Registration Statement and all amendments or appendices thereto (including post-effective amendments) as any of them deem appropriate or necessary.

LG&E ENERGY CORP.


/s/ Roger W. Hale             /s/ Donald C. Swain
ROGER W. HALE                 DR. DONALD C. SWAIN
Chairman, President and       Director
Chief Executive Officer


/s/ Anne H. McNamara          /s/ William C. Ballard, Jr.
ANNE H. McNAMARA              WILLIAM C. BALLARD, JR.
Director                      Director


/s/ Owsley Brown, II          /s/ J. David Grissom
OWSLEY BROWN, II              J. DAVID GRISSOM
Director                      Director


/s/ Gene P. Gardner           /s/ T. Ballard Morton, Jr.
GENE P. GARDNER               T. BALLARD MORTON, JR.
Director                      Director


/s/ S. Gordon Dabney          /s/ David B. Lewis
S. GORDON DABNEY              DAVID B. LEWIS
Director                      Director


/s/ Jeffery T. Grade
JEFFERY T. GRADE
Director